Exhibit 10.18

PURCHASE OF INTEREST
AGREEMENT

This Purchase of Interest Agreement ("Agreement") is made this 1st day of March, 2010 by and between 2009/10 Production & Drilling Program, L.P. (Buyer) whose address is 632 Adams Street, Bowling Green, KY 42101 and Bayou City Exploration, Inc. (Seller) whose address is 632 Adams Street, Bowling Green, KY 42101.

WHEREAS, Seller owns a 5.5294787576% royalty interest in the Sien Gas Unit #1 operated by Esenjay Operating, Inc., located in Aransas County, Texas and more particularly described as follows:

Esenjay Operating, Inc., Sien Gas Unit #1 Well, located in the Josiah Gilliland Survey, Abstract 71, Aransas County, Texas, with surface hole located at XY coordinates of X = 2428835 and Y = 841245 and bottom hole located at XY coordinates of X = 2428664 and Y = 842751, NAD 27 South Texas Zone

WHEREAS, Buyer has agreed to purchase 1.1695494694% from Seller to be subtracted from Seller's 5.5294787576% royalty interest resulting in Buyer owning a 1.1695494694% royalty interest in the Sien Gas Unit #1 Well.

NOW THEREFORE, it is agreed as follows:

1. Agreement:

Buyer herein agrees to pay to Seller the sum of One Hundred Forty Four Thousand Eight Hundred Sixty Five Dollars and 00/100 ($144,865.00) for 1.1695494694% of the Sien Gas Unit #1 Well to be subtracted from Seller's 5.5294787576% royalty interest resulting in Buyer owning a 1.1695494694% royalty interest in the Sien Gas Unit #1. In addition to this Purchase of Interest Agreement, Seller agrees to execute an assignment of that portion of its royalty interest described herein.

2. Status:

Sellers have been informed and are fully aware of the results to date of the Sien Gas Unit #1 well. Neither the Sellers or their royalty interests in the above referenced well is subject to claim, demand, suit or unfiled lien proceeding or litigation of any kind, pending or outstanding, before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, or to any order, judgment, injunction or decree of any court, tribunal or other governmental authority, or, to the best of the Seller's knowledge, threatened, or likely to be made or instituted.

3. Warranties, Representations and Covenants of Buyer

As of the Closing Date, Seller represents, warrants and covenants to Buyer as follows:

(a) Bayou City Exploration, Inc. is a corporation, duly organized and validly existing under the laws of the State of Nevada.

(b) Seller has the lawful right, power and authority to enter into and deliver this Agreement and the other Closing Documents required to be executed and delivered and to perform its obligations hereunder.

(c) There are no actions, suits or proceedings pending or to Seller's knowledge threatened against, by or affecting Seller that question the validity or enforceability of this Agreement or any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign.

4. Legally Bound:

Both Seller and Buyer further state they have read the Purchase of Interest Agreement and they both intend to be legally bound by said Agreement.

5. Original Documents:

This document shall be executed in two counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date(s) set forth below.

BAYOU CITY EXPLORATION, INC. (Seller)

BY: /s/ Robert D. Burr	Date: March 1, 2010
Robert D. Burr / President

2009/2010 Production & Drilling Program, L.P. (Buyer)
Date: March 1, 2010
/s/ signature
By:
Its:

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